UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     December  28, 2004

InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Sixth Street, Suite 300 Media, Pennsylvania	19063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (610) 480-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On December 21, 2004, InfraSource Services, Inc. (the “Company”) and certain of its subsidiaries entered into an amendment (the “First Amendment”) to the Amended and Restated Credit Agreement, dated as of May 12, 2004 (the “Credit Agreement”), by and among the Company, InfraSource Incorporated, LaSalle Bank National Association, as syndication agent, Barclays Bank Plc, as administrative agent, and the several banks and other financial institutions or entities from time to time parties thereto.  The First Amendment amends the definition of “Consolidated Fixed Charge Coverage Ratio” contained in the Credit Agreement to (i) delete the working capital adjustment previously included therein and (ii) provide for an add-back of Consolidated Lease Expense to Consolidated Adjusted EBITDA (as such terms are defined in the Credit Agreement).  The First Amendment became effective on December 28, 2004, the date on which the administrative agent received the required consents to the First Amendment.  The foregoing summary is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                 Exhibits.

10.1                           First Amendment, dated as of December 21, 2004, to the Amended and Restated Credit Agreement, dated as of May 12, 2004, by and among InfraSource Services, Inc., InfraSource Incorporated, LaSalle Bank National Association, as syndication agent, Barclays Bank Plc, as administrative agent, and the several banks and other financial institutions or entities from time to time parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC.

Date: December 29, 2004	By:	/s/ James Leyden
	Name:	James Leyden
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment, dated as of December 21, 2004, to the Amended and Restated Credit Agreement, dated as of May 12, 2004, by and among InfraSource Services, Inc., InfraSource Incorporated, LaSalle Bank National Association, as syndication agent, Barclays Bank Plc, as administrative agent, and the several banks and other financial institutions or entities from time to time parties thereto.